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                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of Cole Taylor Financial Group, Inc.:

  We have audited the historical consolidated balance sheets restated for discontinued operations of Cole Taylor Financial Group, Inc. and subsidiaries ("the Company") as of December 31, 1995 and 1994, and the related historical consolidated statements of income, changes in stockholders' equity and cash flows restated for discontinued operations for the years then ended. These historical consolidated financial statements restated for discontinued operations are the responsibility of the Company's management. Our responsibility is to express an opinion on these historical consolidated financial statements restated for discontinued operations based on our audits. The accompanying historical consolidated statement of income, changes in stockholders' equity and cash flows restated for discontinued operations of the Company for the year ended December 31, 1993, were audited by other auditors whose report dated January 25, 1994, January 28, 1994, and October 2, 1996, expressed an unqualified opinion on those statements.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the 1995 and 1994 historical consolidated financial statements restated for discontinued operations referred to above present fairly, in all material respects, the financial position of Cole Taylor Financial Group, Inc. and subsidiaries as of December 31, 1995 and 1994 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

January 24, 1996, except for
Notes 2 and 13 as to which
the date is October 8, 1996